AMENDMENT NO. 1
                               TO
      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                               OF
               ML MEDIA OPPORTUNITY PARTNERS, L.P.


          This Amendment No. 1, dated as of March 24, 1997 (this "Amendment"), to Amended and Restated Agreement of Limited Partnership of ML Media Opportunity Partners, L.P., dated as of March 23, 1988 (the "Limited Partnership Agreement"), is entered into by and among Media Opportunity Management Partners, a joint venture organized as a general partnership under the law of the State of New York (the "General Partner"), consisting of RP Opportunity Management, L.P., a Delaware limited partnership ("RPOM"), and ML Opportunity Management Inc., a Delaware corporation ("MLOM"), as General Partner, and those Persons listed in the books and records of ML Media Opportunity Partners, L.P., a Delaware limited partnership (the "Partnership"), as limited partners of the Partnership.


          WHEREAS, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has indicated that it may make a voluntary payment to the Partnership in the aggregate amount of $23,671,989 (the "Cash Payment") with regard to certain general and administrative expenses of the Partnership since the formation of the Partnership and the Partnership Management Fees and the Asset Management Fees paid by the Partnership to or for the benefit of MLOM and RPOM, respectively, after the first quarter of 1990; and

          WHEREAS, the parties hereto desire to amend the Limited Partnership Agreement to provide for (i) the distribution of the proceeds of the Cash Payment to the Limited Partners (with the General Partner waiving its right to its share thereof) if the Cash Payment is made by Merrill Lynch and (ii) the termination of the Partnership's obligation to pay Partnership Management Fees and Asset Management Fees which have accrued subsequent to December 31, 1995 and all future Partnership Management Fees and Asset Management Fees, and the consent of the General Partner, MLOM and RPOM to such termination.

          NOW THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

          Section 1.  Definitions.   Capitalized terms used
herein and not otherwise defined shall have the meanings ascribed thereto in the Limited Partnership Agreement.

          Section 2.  Amendments.

            (a)  Article One of the Limited Partnership
Agreement is hereby amended to add the following new definitions:

            "`Cash Payment' means a voluntary payment in the amount of $23,671,989 that Merrill Lynch, Pierce, Fenner & Smith Incorporated may make to the Partnership with regard to certain general and administrative expenses of the Partnership since formation of the Partnership and Partnership Management Fees and Asset Management Fees paid by the Partnership to or for the benefit of MLOM and RPOM, respectively, after the first quarter of 1990.

            `RPOM' means RP Opportunity Management, L.P., a
Delaware limited partnership.

            `MLOM' means ML Opportunity Management Inc., a
Delaware corporation."

            (b) The Limited Partnership Agreement is hereby amended to add a new Article Thirteen that reads as follows:

                        "ARTICLE THIRTEEN

                          CASH PAYMENT

          Section 13.1. General Partner's Waiver of Right to Proceeds of the Cash Payment. Notwithstanding anything to the contrary contained in this Agreement, the Partnership shall not pay to the General Partner and the General Partner waives any right it may have to receive any portion of the Cash Payment in any form.

          Section 13.2. Distribution of the Cash Payment. Notwithstanding anything to the contrary contained in this Agreement, the Cash Payment if received from Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be distributed promptly following receipt by the Partnership to the Persons who were limited partners of the Partnership as of March 24, 1997, in the ratio which the Capital Contribution of each Limited Partner bears to the total Capital Contributions of all Limited Partners.

          Section 13.3. Profits Attributable to the Cash Payment. Notwithstanding anything to the contrary contained in this Agreement, for federal, state and local income tax purposes, the full amount of the Profits attributable to the Cash Payment shall be allocated to the Limited Partners and shall be allocated among the Limited Partners in the ratio which the Capital Contribution of each Limited Partner bears to the total Capital Contributions of all Limited Partners.

          Section 13.4. Termination of Partnership Management Fees and Asset Management Fees. Notwithstanding anything to the contrary contained in this Agreement, the Partnership shall not pay the Partnership Management Fee or the Asset Management Fee for any period subsequent to December 31, 1995, and the Partnership shall have no further obligations to the General Partner, MLOM or RPOM or any of their respective Affiliates to make any additional or future payments of Partnership Management Fees and Asset Management Fees."

          Section 3. Consent of the General Partner, MLOM and RPOM; Affirmation of the General Partner Duties. Each of the General Partner, MLOM and RPOM, by its execution of this Amendment, hereby consents to this Amendment and the effect of this Amendment.

          Section 4. Ratification. Except as amended hereby, the Limited Partnership Agreement shall remain in full force and effect in all respects.

          Section 5.  Headings.  Section headings in this
Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          Section 6.  Governing Law.  This Amendment shall be
governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

          Section 7.  Counterparts.  This Amendment may be
executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all parties have not signed the same counterpart.

          Section 8.  Binding Provisions.  The covenants and
agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

          Section 9.  Separability of Provisions.   Each
provision of this Amendment shall be considered separable and if for any reason any provision or provisions of this Amendment, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable in any jurisdiction, such provision or provisions shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, or the application of the affected provision to Persons or circumstances other than those to which it was held invalid or unenforceable, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                         General Partner:

                         MEDIA OPPORTUNITY MANAGEMENT PARTNERS

                            By   RP OPPORTUNITY MANAGEMENT, L.P.

                            By   IMP OPPORTUNITY MANAGEMENT, INC.

                            By   /s/I. Martin Pompadur
                                 Name:
                                 Title:

                            By  ML OPPORTUNITY MANAGEMENT INC.

                            By   /s/ Michael Lurie
                         Name:  MICHAEL LURIE
                                 Title: VICE PRESIDENT


                         Limited Partners:

                         All Limited Partners now or hereafter admitted as limited partners of the Partnership pursuant to the Powers of Attorney and authorizations now and hereafter executed in favor of, granted and delivered to the General Partner.

                         By MEDIA OPPORTUNITY MANAGEMENT
                            PARTNERS as Attorney-in-Fact for all Limited
                            Partners

                         By RP OPPORTUNITY MANAGEMENT, L.P.

                            By   IMP OPPORTUNITY MANAGEMENT, INC.

                            By   /s/I. Martin Pompadur
                                 Name:
                                 Title:

                            By ML OPPORTUNITY MANAGEMENT INC.

                            By   /s/Michael Lurie
                         Name:  MICHAEL LURIE
                                 Title: VICE PRESIDENT

                         RP OPPORTUNITY MANAGEMENT, L.P.

                            By IMP OPPORTUNITY MANAGEMENT, INC.

                            By   /s/I. Martin Pompadur
                                 Name:
                                 Title:

                         ML OPPORTUNITY MANAGEMENT INC.

                            By   /s/Michael Lurie
                         Name:  MICHAEL LURIE
                                 Title: VICE PRESIDENT